UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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MEDECISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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601 LEE ROAD
CHESTERBROOK CORPORATE CENTER
WAYNE, PENNSYLVANIA 19087

April 19, 2007

To our Shareholders:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of MEDecision, Inc. Our Annual Meeting will be held on Thursday, May 24, 2007, at 10:00 a.m., local time, at our principal executive offices located at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087.

We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2007 Annual Meeting of Shareholders and proxy statement. Included with this proxy statement is a copy of our Annual Report for our fiscal year ended December 31, 2006. We encourage you to read our Annual Report. It includes information on our operations, products and services, as well as our audited financial statements.

Please use this opportunity to take part in our corporate affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return your enclosed proxy card(s) in the enclosed postage-paid envelope or vote electronically via the Internet or telephone as soon as possible so that your shares can be voted in accordance with your instructions. See “How Do I Vote?” in this proxy statement for more details. Returning the proxy card(s) or voting on the Internet or by telephone does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

David St.Clair

Chairman of the Board and Chief Executive Officer

601 LEE ROAD
CHESTERBROOK CORPORATE CENTER
WAYNE, PENNSYLVANIA 19087

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m. (local time) on Thursday, May 24, 2007
PLACE	601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087
ITEMS OF BUSINESS

(1)   To elect two Class I directors to serve through the 2010 Annual Meeting of Shareholders.

(2)   To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on Tuesday, April 3, 2007.
PROXY VOTING

It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning the proxy card or voter instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke your proxy at any time prior to the Annual Meeting by following the procedures set forth in this proxy statement.

By order of the Board of Directors

Carl E. Smith

Executive Vice President, Chief Financial Officer and Secretary

Wayne, Pennsylvania               April 19, 2007

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
MAY 24, 2007

We are providing these proxy materials in connection with our 2007 Annual Meeting of Shareholders which we refer to in these proxy materials as the Annual Meeting. This proxy statement, the accompanying proxy card or voting instruction card and our Annual Report for the year ended December 31, 2006 were first mailed to our shareholders on or about April 19, 2007. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

Our board of directors is soliciting your vote at the 2007 Annual Meeting of Shareholders.

What is the purpose of the Annual Meeting?

You will be voting on:

•       election of two Class I directors to serve through the 2010 Annual Meeting of Shareholders; and

•       any other business that may properly come before the meeting.

What are the Board of Directors’ recommendations?

Our board of directors recommends a vote:

•       for the election of its two Class I director nominees; and

•       for or against any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof, as the proxy holders deem advisable.

What if other items come up at the Annual Meeting and I am not there to vote?

We are not presently aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. When you return a completed, signed and dated proxy card or provide your voting instructions, you give the proxy holders, the names of which are listed on your proxy card, the discretionary authority to vote on your behalf on any matter that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

Who is entitled to vote at the Annual Meeting?

Our board of directors set April 3, 2007 as the record date for the Annual Meeting, which we refer to in these proxy materials as the record date. All shareholders who owned our common stock at the close of business on April 3, 2007 may attend and vote at the Annual Meeting.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote by telephone or vote on the Internet, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Secretary, specifying such revocation. You may change your vote by timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet or by voting by ballot at the Annual Meeting.

How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.   If your shares are registered directly in your name with our transfer agent, StockTrans, Inc., you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy, executed in your favor, from the broker, bank or other holder of record to be able to vote at the Annual Meeting.

How many votes can be cast by all shareholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting. We had 15,243,646 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of our common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.”  Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

How many votes are required to elect directors and adopt the other proposals?

Directors are elected by a plurality of the votes cast. This means that the two individuals nominated for election to our board of directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Nominees do not need to receive a majority of the votes cast to be elected. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. Your shares will be counted for purposes of determining whether there is a quorum, but it will have no effect on the election of those nominees.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a broker and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors, but do not have discretion to vote on non-routine matters.

If you do not provide voting instructions to your broker and the broker has indicated on the proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires a majority of the votes cast. With respect to a proposal that requires a majority of the outstanding shares (of which there are none for this Annual Meeting), a broker non-vote would have the same effect as a vote against such a proposal.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote by telephone or vote on the Internet, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Secretary, specifying such revocation. You may change your vote by timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet or by voting by ballot at the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend. Each shareholder may also bring one guest to the meeting if there is space available. Only our shareholders of record will be entitled to speak at the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive?

In order to be admitted to the Annual Meeting, a shareholder must present an admission ticket or proof of ownership of our common stock on the record date. Any holder of a proxy from a shareholder must present the proxy card, properly executed, and an admission ticket to be admitted. Shareholders and proxyholders also must present a form of photo identification such as a driver’s license.

An admission ticket is on the back cover page of your proxy statement. If you plan to attend the Annual Meeting, please keep this ticket and bring it with you to the Annual Meeting. If you receive this proxy statement electronically, you can obtain a ticket in advance of the Annual Meeting by printing the final page of this proxy statement. If a shareholder does not bring an admission ticket, proof of ownership of our common stock on the record date will be needed to be admitted. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from a bank or broker is an example of proof of ownership.

Admission to the Annual Meeting will begin at 9:30 a.m. (local time). Seating will be limited. In order to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m., we recommend you arrive early.

The Annual Meeting will be held at our offices located at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087. When you arrive, signs will direct you to the appropriate meeting room. Please note that due to security reasons, all bags will be subject to search. We will be unable to admit anyone who does not comply with these security procedures. Cameras and other recording devices will not be permitted in the meeting room.

Who pays for the proxy solicitation and how will MEDecision solicit votes?

We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I access MEDecision’s proxy materials and Annual Report electronically?

The proxy statement and our 2006 Annual Report are available on our website at http://www.medecision.com. You also can obtain a copy of our proxy statement and our Annual Report as well as our other periodic filings that we make with the Securities and Exchange Commission, to which we refer in this proxy statement as the SEC, from the SEC’s EDGAR database at http://www.sec.gov.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2007, which we will file with the SEC. After the Form 10-Q is filed, you may obtain a copy by visiting our website, or by sending a request to Carl E. Smith, Executive Vice President, Finance, Chief Financial Officer and Secretary, MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, 19087.

What if I have questions about lost stock certificates or I need to change my mailing address?

Shareholders may contact our transfer agent, StockTrans, Inc., by calling 1-800-733-1121 or writing to StockTrans, Inc., Investor Services, 44 West Lancaster Avenue, Ardmore, PA 19003, or visit their website at www.stocktrans.com to get more information about these matters.

What is the address of MEDecision’s principal executive offices?

Our principal executive offices are located at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, 19087.

How do I vote?

Your vote is important.   You may vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities are available now, will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 23, 2007.

•       Vote by Telephone. You can vote by calling the toll-free telephone number on your enclosed proxy card or voting instruction card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•       Vote on the Internet. You also can choose to vote on the Internet. The web site for Internet voting is http://www.votestock.com. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, please note that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies for which you will be responsible.

•       Vote by Mail. If you choose to vote by mail, simply mark your proxy card or voting instruction card, date and sign it, and return it to StockTrans, Inc. in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to MEDecision, Inc., c/o StockTrans, Inc., Investor Services, 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003.

•       Voting at the Annual Meeting. The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

THE SHARES REPRESENTED BY THE PROXY CARDS RECEIVED, PROPERLY MARKED, DATED, SIGNED AND NOT REVOKED, WILL BE VOTED AT THE ANNUAL MEETING. IF YOU SIGN AND RETURN YOUR PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT GIVE VOTING INSTRUCTIONS, THE SHARES REPRESENTED BY THAT PROXY CARD OR VOTING INSTRUCTION CARD WILL BE VOTED AS RECOMMENDED BY OUR BOARD OF DIRECTORS.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will elect two directors to hold office until our 2010 Annual Meeting of Shareholders. Nominees were recommended and approved by our Nominating and Governance Committee. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy card, your shares will be voted for the election of the two nominees recommended by our board of directors, unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.

Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2010 Annual Meeting

Thomas R. Morse and Timothy W. Wallace have been nominated for election to our board of directors. Below is biographical information regarding these director nominees.

Thomas R. Morse, 55, has served as a member of our board of directors since 1997, and is a member of the audit committee and is the Chairperson of the compensation committee. Since 1996, Mr. Morse has served as Principal of Liberty Advisors, Inc., a venture capital company. Mr. Morse currently serves on the board of directors of Othera Pharmaceuticals, GCA Corporation, ANI Pharmaceuticals and Neural Diagnostics. Mr. Morse is a Chartered Financial Analyst. Mr. Morse received a B.S. in Mechanical Engineering from the United States Naval Academy and a M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Timothy W. Wallace, 49, has served as a member of our board of directors since March 2002, and is the Chairperson of the audit committee and a member of the nominating and corporate governance committee. Since April 2000, Mr. Wallace has been Chief Executive Officer and Chairman of FullTilt Solutions, Inc., an enterprise product information management software company. Mr. Wallace currently serves on the board of directors of Knova Software, for which he also serves as the Chairperson of the audit committee, and Migo Software, for which he also serves as the Chairperson of the audit committee. Mr. Wallace is a Certified Public Accountant (inactive). Mr. Wallace received a B.S. in Accounting from Indiana University of Pennsylvania and a M.B.A. from Miami University.

Required Vote

Directors are elected by a plurality of votes cast at the Annual Meeting.

The board of directors recommends a vote
for the election of each of the nominated directors.

BOARD OF DIRECTORS

Our board of directors is divided into three classes, with staggered three-year terms. Currently, our board of directors has six members. Unless otherwise specified in the accompanying proxy card, the shares voted pursuant thereto will be cast for Thomas R. Morse and Timothy W. Wallace. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for a substituted nominee, who would be recommended by our board of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each current director who is not also a nominee for election as a director at the Annual Meeting:

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2008 Annual Meeting

Paul E. Blondin, 56, has served as a member of our board of directors since the consummation of our initial public offering in December 2006 and is the Chairperson of the nominating and corporate governance committee and a member of the audit committee. Mr. Blondin has been the Chief Executive Officer of Pactolus Communications Software Corp. since 2001. Mr. Blondin received a B.S. in Accounting from Boston College and a M.B.A. from Babson College.

John H. Capobianco, 55, joined us in 2002 as our Executive Vice President, Sales and Marketing. In 2003, Mr. Capobianco was promoted to President and Chief Operating Officer, and he continues to serve in such capacity. Mr. Capobianco has served as a director since 2002. Since September 2001, Mr. Capobianco has served as President and Chief Executive Officer for TekTite Ltd., a consulting practice that he owns.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2009 Annual Meeting

Elizabeth A. Dow, 56, has served as a member of our board of directors since the consummation of our initial public offering in December 2006 and is a member of the nominating and corporate governance committee and the compensation committee. Since 1993, Ms. Dow has been the President and Chief Executive Officer of Leadership Philadelphia. Ms. Dow received a B.A. in Psychology from the University of Minnesota, an M.A. in Counseling from Cornell University and a M.B.A. from the Wharton School of Business at the University of Pennsylvania.

David St.Clair, 54, founded MEDecision in 1988 and has served as the Chairman of our board of directors and Chief Executive Officer since 1988. Mr. St.Clair received a B.A.S. in Mechanical Engineering from the University of Pennsylvania and a M.B.A. from Harvard University.

Director Compensation

The following table contains information regarding the compensation of our directors for the year ended December 31, 2006.

Name(A)	Fees Earned or Paid in Cash ($)(B)		Total ($)
Paul E. Blondin	$600	(C)	$600
Elizabeth A. Dow	$567	(C)	$567
Thomas R. Morse		(D)	—
Timothy W. Wallace	$16,917	(E)	$16,917
Frank A. Adams		(F)	—
Charles P. Cullen		(F)	—

(A)       Mr. St.Clair, our Chief Executive Officer and Chairman of the Board, and Mr. Capobianco, our President and Chief Operating Officer, are not included in this table as they are our employees and thus do not earn or receive compensation for their service as directors. The compensation received by Messrs. St.Clair and Capobianco as our employee s is shown in the “Summary Compensation Table” on page 23.

(B)        This column reports the amount of cash compensation earned or received in 2006 for board and committee service.

(C)        Mr. Blondin and Ms. Dow joined our board of directors upon the consummation of our initial public offering on December 18, 2006. Therefore, the amounts of compensation that they earned were prorated accordingly.

(D)       Mr. Morse is affiliated with Liberty Ventures, a shareholder that beneficially owns more than five percent of our common stock. As a result of his relationship with Liberty Ventures, Mr. Morse did not earn or receive any compensation for his board and committee service in 2006.

(E)        Mr. Wallace served as a member of our board of directors for the entire 2006 fiscal year. He received compensation for his service in 2006, plus additional prorated compensation for his appointment to the nominating and governance committee in connection with our initial public offering on December 18, 2006.

(F)         Messrs. Adams and Cullen served as members of our board of directors until the consummation of our initial public offering on December 18, 2006. Messrs. Adams and Cullen are affiliated with Grotech Capital Group V, LLC, a shareholder that beneficially owns more than five percent of our common stock. As a result of their relationship with Grotech Capital Group V, LLC, Messrs. Adams and Cullen did not earn or receive any compensation for their board and committee service in 2006.

We pay each member of our board of directors, other than those who are our employees or are employees or affiliates of our affiliates, an annual retainer of $15,000 for service on our board of directors. The chair of our compensation committee receives an additional annual fee of $4,000, while each other member of our compensation committee receives an annual fee of $2,000. In addition, the chair of our audit committee receives an additional annual fee of $5,000 and each other member of our audit committee receives an additional annual fee of $3,000. The chair of our nominating and corporate governance committee receives an additional annual fee of $3,000, while each other member of our compensation committee receives an annual fee of $1,500.

Each member of our board of directors other than those who are our employees or are employees or affiliates of our affiliates, receives an annual grant of 10,000 shares of our common stock. We also reimburse members of our board of directors for travel, lodging and other reasonable out-of-pocket expenses incurred in attending board and committee meetings.

STRUCTURE AND PRACTICES
OF THE BOARD OF DIRECTORS

Policies Concerning Corporate Governance

We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. In those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and the NASDAQ Global Market. We believe that we have in place procedures and practices, including the following policies, which are designed to enhance our shareholders’ interests.

Board Meetings

Our business and affairs are managed under the direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with our Chairman and Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, Secretary and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of our board of directors and its committees.

Our board of directors met 13 times during 2006: three of which were at regularly scheduled meetings and ten of which were at special meetings. During 2006, the committees of our board of directors held a total of ten meetings. Each director attended at least 75% of the total number of meetings of the board of directors and each committee of the board on which such director served.

Shareholder Communications with the Board of Directors

Shareholders may initiate in writing any communication with our board of directors or any individual director by sending the correspondence to Carl E. Smith, Executive Vice President, Finance, Chief Financial Officer and Secretary, MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, 19087 or by sending an email to Carl E. Smith at Carl.Smith@MEDecision.com. All communications should not exceed 500 words in length and must be accompanied by the following information:

•       a statement of the type and amount of our securities that the person holds;

•       any special interest of the shareholders in the subject matter of the communication (i.e.—not in such person’s capacity as one of our shareholders); and

•       the address, telephone number and e-mail address, if any, of the person submitting the communication.

In addition, e-mails from shareholders to our board of directors cannot contain attachments. Any attachments contained in such e-mail messages will be automatically removed. If you wish to provide additional materials with your communications, please use regular mail, sent to the address shown above.

All communications that comply with the above procedural requirements will be relayed to the appropriate board member. We will not forward any communications:

•       regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our security holders or other constituencies generally;

•       that advocate our engaging in illegal activities;

•       that, under community standards, contain offensive, scurrilous or abusive content; or

•       that have no rational relevance to our business or operations.

Board Attendance at the Annual Meeting

Even though we encourage each member of our board of directors to attend our Annual Meeting of Shareholders, we do not have a formal policy requiring the members of our board of directors to attend.

Independence Determination

Our board of directors has and will continue to observe all applicable criteria for independence established by the NASDAQ Global Market and other governing laws and applicable regulations. No director is deemed to be independent unless our board of directors determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Our board of directors has determined that the following directors are independent as determined by The NASDAQ Global Market listing standards:  Paul E. Blondin, Elizabeth A. Dow, Thomas R. Morse and Timothy W. Wallace.

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics applicable to our officers, employees and directors. We require all employees including our senior officers and our directors, to read and to adhere to the Code of Business Conduct and Ethics in discharging their work-related responsibilities. Any waiver of the Code of Business Conduct and Ethics for executive officers or directors may only be made by the Board of Directors and will be disclosed promptly as required by law or the NASDAQ Global Market rules. The Code of Business Conduct and Ethics is available on our website at http://investorrelations.medecision.com/documentdisplay.cfm?DocumentID=1051 or can be obtained by sending a request to Carl E. Smith, Executive Vice President, Finance, Chief Financial Officer and Secretary, MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, 19087.

Board Committees

The standing committees of our board of directors include the audit committee, the compensation committee and the nominating and corporate governance committee. These committees are described below. Our board of directors also may establish various other committees to assist it in its responsibilities.

The board has adopted a written charter of each of the foregoing committees. The full text of each charter is available on our website at http://investorrelations.medecision.com/documents.cfm or can be obtained by sending a request to Carl E. Smith, Executive Vice President, Finance, Chief Financial Officer and Secretary, MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, 19087. Our Amended and Restated Audit Committee Charter also is attached to this proxy statement as Appendix A.

The following table shows the current members (indicated by an “X” or “Chair”) of each of our board committees and the number of committee meetings held and number of actions taken by unanimous written consents during 2006:

	Audit	Compensation	Nominating / Governance
David St.Clair	—	—	—
John H. Capobianco	—	—	—
Paul E. Blondin	X	—	Chair
Elizabeth A. Dow	—	X	X
Thomas R. Morse	X	Chair	—
Timothy W. Wallace	Chair	—	X
Number of Meetings	6	4	0
Number of Consents	0	0	0

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Our audit committee:

•       evaluates the qualifications, independence and performance of our independent registered auditors;

•       determines the engagement of our independent auditors;

•       approves the retention of our independent auditors to perform any proposed permissible non-audit services;

•       ensures the rotation of the partners of our independent auditors on our engagement team as required by law;

•       reviews our financial reports and other financial information that we prepare;

•       reviews our systems of internal controls established for finance, accounting, legal compliance and ethics;

•       reviews our accounting and financial reporting processes;

•       provides for effective communication between our board of directors, our senior and financial management and our independent auditors;

•       discusses with management and our independent auditors the results of our annual audit and the review of our quarterly financial statements;

•       reviews the audits of our financial statements;

•       reviews legal matters that may have a material impact on our financial statements; and

•       implements a pre-approval policy for certain audit and non-audit services performed by our independent auditors.

Our audit committee is comprised of Messrs. Blondin, Morse and Wallace, each of whom is a non-employee member of our board of directors. Mr. Wallace is the chairman of the audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence under the current requirements of the listing standards of the NASDAQ Global Market and that Messrs. Blondin and Wallace meet the requirements for independence under Section 10A-3 of the Securities Exchange Act of 1934. Our board of directors has determined that Mr. Morse does not meet the requirements for independence under Section 10A-3 of the Securities Exchange Act of 1934 because he is an affiliate of each of Liberty Ventures I, L.P., Liberty Ventures II, L.P. and Commonwealth Venture Partners II, L.P. who collectively hold greater than 10% of our common stock (on an as converted basis). If Mr. Morse continues to fail to fall within the safe harbor for affiliates set forth in Section 10A-3 of the Securities Exchange Act of 1934 on December 13, 2007 (the first anniversary of the effectiveness of the Registration Statement on Form S-1 covering our initial public offering of common stock), we intend to replace Mr. Morse on our audit committee at that time with an additional director who will meet the requirements for independence under Section 10A-3 of the Securities Exchange Act of 1934 as required by SEC rules and NASDAQ Global Market listing standards. Our board of directors also has determined that each of Messrs. Blondin and Wallace is an “audit committee financial expert” as defined under SEC rules and regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. We intend to comply with future requirements regarding our audit committee to the extent they become applicable to us.

Compensation Committee

Our compensation committee reviews and recommends policy relating to the compensation and benefits of our executive officers. Our compensation committee:

•       reviews and approves corporate goals and objectives relevant to the compensation and the benefits of our Chief Executive Officer and our other executive officers;

•       evaluates the performance of these officers in light of those goals and objectives; and

•       sets compensation of these officers based on such evaluations.

Please see our “Compensation Discussion and Analysis” section for a summary of the customary procedures followed by our compensation committee in deciding on the appropriate level of compensation for our executive officers and what factors it takes into consideration in doing so.

Our compensation committee also administers the issuance of stock options and other awards under our 2006 Equity Incentive Plan and our Amended and Restated Stock Option Plan. Our compensation committee is comprised of Ms. Dow and Mr. Morse (chair). We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, the NASDAQ Global Market and SEC rules and regulations, including those regarding the independence of our compensation committee members. We intend to comply with future requirements to the extent that they become applicable to us.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Ms. Dow and Messrs. Blondin (chair) and Wallace. We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, the NASDAQ Global Market and SEC rules and regulations, including those regarding the independence of our nominating and corporate governance committee members. We intend to comply with future requirements to the extent that they become applicable to us. Our nominating and corporate governance committee’s responsibilities include the selection of potential candidates for our board of directors. It also makes recommendations to our board of directors concerning the structure and membership of the other committees of our board of directors. The nominating and corporate governance committee is responsible for implementing policies and procedures with regard to consideration of any director candidates recommended by our shareholders.

Minimum Qualifications of Directors

In making its recommendations as to nominees for election to our board of directors, our nominating and corporate governance committee may consider, in its sole judgment, recommendations of our Chief Executive Officer, other board members, senior executives, shareholders and third parties. Our nominating and corporate governance committee may also retain third-party search firms to identify candidates. Shareholders desiring to recommend nominees should submit their recommendations in accordance with the instructions in the section of this proxy statement entitled “Shareholder Nominations of Directors and Other Business; Recommendations of Nominees.”

Our nominating and corporate governance committee may consider the following criteria in determining whether a nominee is qualified:

•       personal and professional integrity, ethics and values;

•       experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•       experience in our industry;

•       experience as a board member of another publicly held company;

•       diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; and

•       practical and mature business judgment.

Shareholder Nominations of Directors and Other Business

Shareholder Nominations of Directors and Other Business.   Our bylaws provide procedures pursuant to which a shareholder may nominate individuals for election to our board of directors or bring forth other business for consideration at any meeting of shareholders. A shareholder desiring to nominate a director for our board of directors or to propose business for consideration should deliver a notice to our Secretary at our principal executive offices at MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, 19087, so that it is received no later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. In the event that the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting of shareholders, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting of shareholders and not later than the later of the 60th day prior to the annual meeting of shareholders or the 15th day following the date of the public announcement of the date of the annual meeting of shareholders is first made by us.

The shareholder’s notice must set forth:

•       as to each person whom the shareholder proposes to nominate for election or reelection as a director:  (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, (ii) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (iii) the consent of each such person to being named in the proxy statement as a nominee and to serving as a member of our board of directors if so elected;

•       as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•       as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner; (ii) the class and number of shares which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

Shareholder Recommendations of Nominees.   Our board of directors considers suggestions from many sources, including shareholders, regarding possible candidates for director. The board of directors will give consideration to shareholder recommendations for positions on our board of directors where the committee has not determined to re-nominate a qualified incumbent director. The board of directors will only consider recommendations of candidates who satisfy the minimum qualifications prescribed above for board nominees, including that a director must represent the interests of all shareholders and not serve for the purpose of favoring or advancing the interests of any particular shareholder group or other constituency.

To be considered by our board of directors, a shareholder recommendation must be submitted to our Secretary and include a complete description of the nominee’s qualifications, experience and background, together with a statement signed by the nominee in which he or she consents to serve as a director if nominated and elected.

While our board of directors has not established a minimum number of shares that a shareholder must own in order to suggest a candidate for consideration, or a minimum length of time during which the shareholder must own its shares, the board of directors will take into account the size and duration of a recommending shareholder’s ownership interest. Our board of directors will also consider the extent to which the shareholder making the suggestion intends to maintain its ownership interest in shares of our common stock.

Compensation Committee Interlocks and Insider Participation

The current members of our compensation committee are Ms. Dow and Mr. Morse (chair). In addition, during 2006, until the consummation of our initial public offering on December 18, 2006, Charles P. Cullen served as a member of our compensation committee. None of these individuals was at any time during fiscal year 2006 an officer or employee of ours. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

During Mr. Cullen’s tenure on our compensation committee during 2006, Mr. Cullen was the Chief Financial Officer of Grotech Management Company, which provides services to funds affiliated with Grotech Capital Group, LLC. Grotech Capital Group, LLC is an entity that is affiliated with Grotech Partners V, L.P. and Grotech V Maryland Fund, L.P., each of which holds shares of our common stock and sold a portion of such stock in our initial public offering which closed on December 18, 2006. Please see the section of this proxy statement titled “Certain Relationships and Related Party Transactions” for further information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 3, 2007, with respect to the beneficial ownership of our common stock by:  (i) each shareholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director or nominee; (iii) each executive officer named in the Summary Compensation Table; and (iv) all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of our common stock subject to options currently exercisable or exercisable within 60 days of April 3, 2007 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon 15,243,646 shares of our common stock outstanding as of April 3, 2007. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Five-Percent Shareholders:
Funds Affiliated with Grotech Capital Group V, LLC(1)	2,432,706	16.0%
Stockwell Fund, L.P.(2)	1,621,616	10.6%
Funds Affiliated with Liberty Ventures(3)	1,683,230	11.0%
DWS Investment GmbH(4)	941,860	6.2%
Directors and Named Executive Officers:
David St.Clair(5)	1,898,481	12.4%
John H. Capobianco(6)	808,500	5.1%
Carl E. Smith(7)	178,732	1.2%
Henry A. DePhillips, III, M.D.(8)	64,062	*
Danielle Russella Bantivoglio(9)	28,125	*
Paul E. Blondin	—	—
Elizabeth A. Dow	—	—
Thomas R. Morse(3)	1,683,230	11.0%
Timothy W. Wallace(10)	25,000	*
All directors and executive officers as a group (11 persons)(11)	4,729,880	29.1%

*                    Less than 1%.

       (1) Represents 38,922 shares of common stock held by Grotech V Maryland Fund, L.P. and 2,393,784 shares of common stock held by Grotech Partners V, L.P. Grotech Capital Group V, LLC is the general partner of each of Grotech V Maryland Fund, L.P. and Grotech Partners V, L.P. Voting and investment power over the 2,432,706 shares beneficially owned by Grotech Capital Group V, LLC is shared by Frank A. Adams and Stuart Frankel. The address of Grotech Capital Group V, LLC is 9690 Deereco Road, Suite 800, Timonium, Maryland 21093.

       (2) Stockwell Fund, L.P. is a Delaware limited partnership, the general partner of which is Stockwell Managers, LLC, a Delaware limited liability company. The Investment Committee of Stockwell Fund, L.P. has voting and investment power over the shares beneficially owned by Stockwell Fund, L.P. The members of the Investment Committee of Stockwell Fund, L.P. are as follows: David S. Evans,

William J. McGrath, Jon A. Burgman, Thomas A. Garvin and Hollis W. Rademacher. The address of Stockwell Fund, L.P. is 222 West Adams Street, Suite 1000, Chicago, Illinois 60606.

       (3) Includes 1,146,285 shares of common stock held by Liberty Ventures I, L.P., 301,133 shares of common stock held by Liberty Ventures II, L.P. and 235,812 shares of common stock held by Commonwealth Venture Partners II, L.P. Thomas R. Morse is the president and sole stockholder of Liberty Ventures, Inc., which is the general partner of Liberty Ventures I, L.P. Mr. Morse is also a managing director of the general partner of Liberty Ventures II, L.P. Mr. Morse is a general partner of Commonwealth Venture Partners II, L.P. Voting and investment power over the shares beneficially owned by Liberty Ventures I, L.P., Liberty Ventures II, L.P. and Commonwealth Venture Partners II, L.P. is held by Mr. Morse. Mr. Morse disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the named funds. The address of Mr. Morse and each of the funds is c/o Liberty Ventures Partners, One Commerce Square, 2005 Market St., Suite 2040, Philadelphia, Pennsylvania 19103-7012.

       (4) The address of DWS Investment GmbH is Mainzer Landstr. 178-190, 60612 Frankfurt, Germany.

       (5) Includes options to purchase 43,750 shares of common stock held by Mr. St.Clair that are exercisable within 60 days of April 3, 2007.

       (6) Includes options to purchase 705,000 shares of our common stock held by Mr. Capobianco that are exercisable within 60 days of April 3, 2007.

       (7) Includes options to purchase 143,250 shares of common stock held by Mr. Smith that are exercisable within 60 days of April 3, 2007.

       (8) Includes options to purchase 64,062 shares of common stock held by Dr. DePhillips that are exercisable within 60 days of April 3, 2007.

       (9) Includes options to purchase 3,125 shares of common stock held by Ms. Bantivoglio that are exercisable within 60 days of April 3, 2007.

(10) Includes options to purchase 25,000 shares of common stock held by Mr. Wallace that are exercisable within 60 days of April 3, 2007.

(11) Includes options to purchase 43,750 shares of common stock held by two of our executive officers that are exercisable within 60 days of April 3, 2007.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

The following are biographical summaries of our executive officers. The summaries for Messrs. St.Clair and Capobianco appear in the section of this proxy statement entitled “Board of Directors.”

Ronald D. Nall, 60, joined us in April 2006 and has served as our Executive Vice President and Chief Information Officer since that time. From 2004 until April 2006, Mr. Nall served as Principal for RN Consulting. From 2000 until 2002, Mr. Nall served as Executive Vice President, Services and Product Delivery, for SynQuest, Inc. Mr. Nall received a B.S. in Management and a M.B.A. from the University of West Florida.

Henry A. DePhillips, III, M.D., 47, joined us in 2004 and has served as our Executive Vice President and Chief Medical Officer since that time. From 2000 until 2004, Dr. DePhillips served as Medical Director and then Senior Medical Director of Independence Blue Cross. Also from 2000 until 2004, Dr. DePhillips served as the Senior Medical Director of AmeriHealth Administrators. Dr. DePhillips received a B.S. in Biochemistry from Trinity College and a M.D. from Hahnemann University.

Carl E. Smith, 59, joined us in 2001 as our Vice President, Finance and Chief Financial Officer. In 2002, Mr. Smith became our Secretary, and he continues to serve in such capacity. In 2004, Mr. Smith was promoted to Executive Vice President, Finance and Chief Financial Officer, and he continues to serve in such capacity. Mr. Smith received a B.S. in Business and Accounting from the Pennsylvania State University and is a Certified Public Accountant.

Mary Jo Timlin-Hoag, 48, joined us in 2004 as our Vice President, Client Services. In April 2006, Ms. Timlin-Hoag was promoted to Senior Vice President, Client Operations, and she continues to serve in such capacity. From 2003 until 2004, Ms. Timlin-Hoag served as Senior Director, Business Development of McKesson Health Solutions. From 2002 until 2004, Ms. Timlin-Hoag served as Principle for South Inlet Associates, working as Project/Operations Manager, Clinical Encounter Solutions for Welch Allyn. From 2000 until 2002, Ms. Timlin-Hoag served as Senior Director, Strategic Alliances and Business Solutions for G.E. Medical-MedicaLogic. Ms. Timlin-Hoag received a B.S. in Nursing and a Masters Degree in Public Health from Pennsylvania State University. Ms. Timlin-Hoag also received certifications in Project Management and Finance from Villanova University.

Compensation Discussion & Analysis

Summary

The compensation committee of our board of directors is responsible for establishing the compensation levels of our chief executive officer and our other named executive officers, referred to herein as “executive management.” The principal components of compensation for these officers consist of annual base salary, cash and equity incentives and severance arrangements.

Relationship of Compensation Objective to Business Objective

Our business objective is to be the leading provider of care management solutions. The key elements of our strategy to achieve that business objective include: an expansion of our customer relationships; the development of new solutions and the next generation of our core product offering—Collaborative Care Management; the market-wide adoption of our Patient Clinical Summary; and the establishment of predictable, recurring revenue streams. Our compensation objective is therefore to attract and retain qualified, experienced managers who are best qualified and committed to executing on the above described business strategy.

We compete with companies of all stages and sizes for management talent. However, as a relatively young and new public company, our cash resources are finite. Therefore, a significant portion of our compensation is provided in the form of equity-based incentives. At present, our compensation programs are largely discretionary. This approach provides us with flexibility to respond appropriately to the frequent changes affecting our business.

The compensation committee continually evaluates the effectiveness of our compensation arrangements. We therefore expect that, as the company matures and its business evolves, our compensation arrangements will also evolve.

Elements of Compensation

Base Salary

The compensation committee establishes the base salaries of each member of executive management and reviews those base salaries on an annual basis. The compensation committee considers a number of factors in establishing and reviewing base salaries, including the company’s performance, the recommendations of our chief executive officer (with respect to the salaries of members of executive management other than himself), individual performance, responsibilities and experience.

We also consider external benchmarks of base salaries of executive management, utilizing market surveys compiled by Culpepper and Associates, an international provider of compensation benchmarking data that specializes in the technology and life science markets. The data received from Culpepper and Associates is based upon our input criteria of technology companies that are public, with revenue sizes comparable to ours and growth parameters comparable to our rate of growth, and that are located within the northeastern region of the United States. The Culpepper survey data is provided in consolidated form, such that individual peer companies are not specifically identified.

The compensation committee’s objective is to provide base salaries to executive management that are between the 50th and 90th percentiles of the salary range within the Culpepper survey data. We believe that, given our size, the stage of our business and the market dynamics affecting the price of our common stock, above-average base salaries are necessary to attract and retain qualified personnel.

At the start of 2006, the compensation committee reviewed executive management base salaries and made the following adjustments:

Named Executive Officer	2005 Base Salary	2006 Base Salary	Percentage Change
David St.Clair	$300,000	$315,000	5.0%
John H. Capobianco	$262,500	$275,625	5.0%
Carl E. Smith	$210,000	$225,000	7.1%
Danielle Russella Bantivoglio	$190,073	$212,000	11.5%
Henry A. DePhillips, III, M.D.	$312,000	$327,600	5.0%

Pursuant to Mr. St.Clair’s employment agreement, Mr. St.Clair’s base salary was increased to $315,000 for calendar 2006.

Mr. Capobianco’s employment agreement does not provide for annual adjustments to base salary. In adjusting Mr. Capobianco’s base salary in 2006, the compensation committee considered increases in overall cost of living indexes in 2005, company performance in 2005, the recommendation of our chief executive officer and the compensation committee’s subjective evaluations of Mr. Capobianco’s individual performance in 2005 in establishing his increase in 2006.

In adjusting Dr. DePhillips’ s, Mr. Smith’s and Ms. Bantivoglio’s salary in 2006, the compensation committee considered increases in overall cost of living indexes in 2005, company performance in 2005, the recommendation of our chief executive officer and the compensation committee’s subjective evaluations of their individual performances in 2005 in establishing their increases in 2006.

At the start of 2007, the compensation committee similarly reviewed executive management base salaries and concluded that no adjustment was then appropriate.

Cash Incentives

To focus executives on building recurring revenues, we maintain a cash incentive arrangement for Mr. Capobianco that rewards year-over-year increases in our consolidated revenues (and, prior to the cessation of her employment, we maintained a revenue-based cash incentive arrangement for Ms. Bantivoglio, our former Executive Vice President of Sales), and in 2007, we approved a revenue based cash incentive arrangement for Dr. DePhillips.

Pursuant to his negotiated employment agreement, Mr. Capobianco is entitled to receive an annual bonus for each fiscal year equal to 1% of the net increase in our consolidated revenues measured in comparison to the consolidated revenues for the preceding year. The amount earned by Mr. Capobianco in 2006 under this arrangement is shown in the non-equity incentive plan compensation column of the Summary Compensation Table in the column under the heading “Non-Equity Incentive Plan Compensation”.

Ms. Bantivoglio’s arrangement provided for cash incentives at various levels based on revenues recorded in the following categories: solution licenses; consulting services; Patient Clinical Summaries for new customers; and Patient Clinical Summaries for existing customers. The specific performance goal in each category is confidential and was based on our proprietary annual operating plan and is therefore not disclosed. However, the achievement of revenues in accordance with our 2006 operating plan would have yielded a 2006 payment to Ms. Bantivoglio of approximately $482,000. Because the compensation committee does not wish to discourage exceeding the plan’s performance targets, payments under the arrangement were not capped. For 2006 Ms. Bantivoglio earned $267,000 based upon business written in 2006 and $658,000 for revenues in 2006 for business written in 2005 based upon her 2005 sales incentive plan.

Dr. DePhillips’s arrangement, which commenced in 2007, provides for cash incentives at various levels based on revenues recognized in the following categories: Patient Clinical Summary subscriptions and transactions and the licensing, maintenance and support of our Clinical Rules and Processes and Data Gathering and Analytics products. The specific performance goal in each category is confidential and is based on our proprietary annual operating plan and is therefore not disclosed. However, the achievement of revenues in accordance with our 2007 operating plan will yield a 2007 payment to Dr. DePhillips of approximately $430,000. Because the compensation committee does not wish to discourage exceeding the plan’s performance targets, payments under the arrangement were not capped.

Other than the arrangements noted above, the company does not presently maintain formal cash incentive programs. Rather, following the completion of each fiscal year of the company, the compensation committee makes a subjective assessment of corporate and individual executive performance in that year and may award discretionary cash bonuses in respect of such performance. The compensation committee’s assessment generally takes into consideration recommendations from our chief executive officer (with respect to members of executive management other than himself).

For 2006, the compensation committee did not award any discretionary cash bonuses to any member of executive management. With respect to 2007 and future years, the compensation committee is considering whether establishing an annual cash incentive with objective performance goals will further our strategic objectives, although no decision has yet been made in this regard.

Stock Options

Our equity incentive plans allow equity-based incentives to be structured in a variety of forms. However, to date, the compensation committee has awarded equity incentives almost exclusively in the form of stock options. The compensation committee believes the use of stock options that require a meaningful period of service prior to vesting causes optionees to focus appropriately on the creation of sustained increases in shareholder value and encourages executive retention.

The company has historically awarded stock options to substantially all new employees, including new members of executive management, shortly following commencement of employment. These awards generally have an exercise price equal to or greater than the fair market value of the subject shares on the date of grant and vest in equal annual installments over a four year period, based on the optionee’s continued service.

Except as noted below with respect to Mr. Capobianco, we do not have a policy or practice of making additional stock option grants to executive management on a regular basis. Rather, the compensation committee has awarded additional stock options to executive management from time to time, in its discretion. Factors considered by the compensation committee in deciding when and whether to award additional stock options include the recommendation of our chief executive officer and president (with respect to members of executive management other than themselves) and the compensation committee’s subjective evaluation of individual and/or corporate performance in recent periods. The pricing and vesting terms of additional stock option grants are generally the same as grants made upon commencement of employment.

Under his negotiated employment agreement, Mr. Capobianco is eligible to receive equity incentive awards annually, during the term of the agreement. The target size of each such award is 130,000 shares of our common stock. However, the actual size, type, vesting provisions and other terms and conditions of each such award are determined by the compensation committee, in its discretion.

In 2006, the compensation committee awarded stock options to Messrs. St.Clair and Capobianco with respect to 125,000 and 125,000 shares of our common stock, respectively. In each case, the awards have an exercise price of $22.00 per share and vest over four years, based on the continued service of the optionee. Additional details regarding these awards are shown below, under the heading “Grants of Plan Based Awards.”

In the cases of Messrs. St.Clair and Capobianco, the awards were discretionary. In deciding to make these awards, the compensation committee considered the following changes in results for the year ended December 31, 2005 compared with the year ended December 31, 2004: 38% growth in our consolidated revenues, the improvement in our operating income of $2.4 million, or 337% and the increase in our cash flow from operations of $3.2 million, or 127%. These awards were intended to be a meaningful reward for Messrs. St.Clair’s and Capobianco’s leadership in positioning the company to be a leader in the delivery of electronic medical information at the point of care.

The exercise price of each of the 2006 option grants was intended to reflect the fair market value of our common stock on the date of grant, as determined by the compensation committee (as there was not yet a public market for our shares on the dates those awards were granted). The compensation committee’s determination in this regard was based upon preliminary valuation estimates of the company made during the initial public offering process and was intentionally conservative, as awards priced below fair market value (i) will expose an optionee to adverse tax treatment under Section 409A of the Internal Revenue Code, (ii) will render an optionee ineligible for beneficial tax treatment, to the extent the awards were otherwise intended to be “incentive stock options” described in Section 422 of the Internal Revenue Code, and (iii) will enlarge the financial accounting expense the company is required to recognize in connection with the awards under SFAS 123R. In hindsight, the compensation committee’s determination was very conservative in this regard, as the ultimate offering price of our common stock in our initial public offering was $10.00 per share. In light of the large price premium now embedded in these awards, the compensation committee is considering whether these awards are likely to accomplish their intended incentive and retention effects.

Severance Arrangements

We have entered into employment agreements with Messrs. St.Clair and Capobianco. These agreements contain provisions regarding severance rights in the event of certain cessations of employment, including certain cessations that may occur in connection with a change-in-control of the company. These arrangements are described in greater detail below under the heading “Potential Payments Upon Termination or Change-in-Control.”

We believe reasonable severance arrangements are necessary to attract and retain qualified management, given our stage and size and the market dynamics affecting us. To date, the parameters of these severance arrangements have not been determined with reference to particular benchmarks, but rather have been established by the compensation committee based on its members’ collective experience and subjective judgment of prevailing market practices in this regard. The resultant agreements in each case reflect arms’ length negotiations between the covered executive and the compensation committee.

It is our intent to enter into employment agreements with each other member of our executive management during 2007.

Perquisites

We do not generally provide our executive management with material perquisites. However, pursuant to our negotiated employment agreement with Mr. St.Clair, we provide him the use of a company-owned automobile due to his extensive travel to visit customers, sales prospects and strategic business partners.

We provide for company paid trips for sales personnel, and their spouses, who have achieved, or exceeded, their sales quota target for the previous calendar year. Our chief executive officer and certain other members of executive management who are involved in the sales process generally participate in such trips, along with their spouses. These trips are primarily recreational and, therefore, the participating executives do derive personal benefit from them. Thus, the estimated value of these trips is included in the Summary Compensation Table in the column under the heading “All Other Compensation.”  These executives are expected, however, to participate in these trips to encourage team-building and strengthen their relationships with key sales personnel.

Allocation of Compensation Elements

The compensation committee does not benchmark total compensation or attempt to achieve a fixed allocation between cash and non-cash compensation. Rather, the compensation committee seeks to ensure the reasonableness of each element of compensation independently. That said, in making discretionary decisions with respect to any single compensation element, the compensation committee may subjectively take into consideration compensation paid or payable under other elements.

Executive Compensation

Summary Compensation Table

The following table sets forth summary information concerning compensation of our principal executive officer and principal financial officer, each of the next three most highly compensated current executive officers serving as of December 31, 2006 whose total compensation (excluding any compensation as a result of a change in pension value and nonqualified deferred compensation earnings) exceeded $100,000 during our year ended December 31, 2006. We refer to these persons in this proxy statement as our named executive officers.

	Year	Salary	Option Awards ($)(A)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total
David St.Clair	2006	$312,500	$139,506	—		$15,899	(B)	$467,905
Chairman and Chief Executive Officer
John H. Capobianco	2006	$273,440	$92,738	$56,130	(C)	$10,047	(D)	$432,355
President and Chief Operating Officer
Carl E. Smith	2006	$222,500	$91,800	—		—		$314,300
Executive Vice President, Chief
Financial Officer and Secretary
Danielle Russella Bantivoglio(E)	2006	$208,347	$5,949	$925,370	(F)	$10,027	(D)	$1,149,693
Former Executive Vice President, Sales
Henry A. DePhillips, III, M.D.	2006	$325,000	$50,250	—		$10,047	(D)	$385,297
Executive Vice President and Chief Medical Officer

(A)       These amounts represent the dollar amounts for 2006 financial statement reporting purposes for the fair value of stock options granted to each of the named executives in accordance with SFAS 123R. For information on the valuation assumptions with respect to these grants, refer to footnote 2(o) of our financial statements in the Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect the accounting expense of these awards for financial statement reporting purposes that was recognized in 2006 for these awards and may or may not reflect the actual value that will ultimately be realized by the named executives in connection with these awards. See the “Grants of Plan-Based Awards” table for information on the grant date fair value of options granted in 2006.

(B)        This amount represents the value attributable to the executive’s personal use of a company-provided automobile, the expenses attributable to the executive’s and his spouse’s participation in a trip for company sales employees as a reward for such employees’ achievement of certain sales targets for 2005, company-paid premiums for life insurance, accidental death and dismemberment, short-term disability and long-term disability coverage, and company-paid matching contributions to the executive’s 401(k) plan.

(C)        This amount represents an annual cash incentive pursuant to the executive’s employment agreement based upon our annual net increase in revenue.

(D)       This amount represents the value attributable to the executive’s and his or her spouse’s participation in a trip for company sales employees as a reward for such employees’ achievement of certain sales targets for 2005, company-paid premiums for life insurance, accidental death and dismemberment, short-term disability and long-term disability coverage, and company-paid matching contributions to the executive’s 401(k) plan.

(E)        Ms. Bantivoglio’s employment with the company terminated effective March 31, 2007.

(F)         This amount represents cash commissions earned in 2006 under the commission plan with the executive.

We have employment contracts with David St.Clair and John H. Capobianco. Please see a description of the contracts below in the “Potential Payments Upon Termination or Change-In-Control” section of this proxy statement.

Grants of Plan-Based Awards

The following table contains information concerning each grant of an award under our employee benefit plans made to a named executive officer during the year ended December 31, 2006, and represents the threshold, target and maximum payouts designated under our annual bonus plans discussed above in the “Compensation Discussion and Analysis” section. As discussed in that section, Mr. Capobianco was eligible to receive a cash bonus based on the increase in our total revenue for the year ended December 31, 2006 from total revenue for the year ended December 31, 2005. In addition, and also as discussed in that section, Ms. Bantivoglio was eligible to receive a cash bonus based on total revenue from new sales agreements and service agreement renewals for the year ended December 31, 2006.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Options: Number of Securities Underlying Options: (#) (A)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (B)
David St.Clair	July 18, 2006	—		125,000	$22.00	$528,309
John H. Capobianco	April 26, 2006		(C)	125,000	$22.00	$348,804
Carl E. Smith	—	—		—	—	—
Danielle Russella Bantivoglio	April 26, 2006		(D)	12,500	$22.00	$34,880
Henry A. DePhillips, III, M.D.	—	—		—	—	—

(A)       This column shows the number of stock options granted in 2006 to the named executives. These options vest and become exercisable in four equal, annual installments beginning one year from the date of initial grant.

(B)        This column shows the full grant date fair value of stock options under SFAS 123R granted to the named executives in 2006. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. The fair value shown for stock option awards is accounted for in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to footnote 2(o) of our financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC.

(C)        The executive received a cash incentive under the executive’s employment agreement based upon our annual net increase in revenue. The actual amount earned for 2006 is set forth in the Summary Compensation Table, above. There are no thresholds, maximums or targets with respect to this compensation.

(D)       The executive received a cash payment earned pursuant to a revenue-based commission plan with the executive during 2006. The actual amount earned for 2006 is set forth in the Summary Compensation Table, above. The commission plan does not provide for any thresholds, maximums or targets.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding unexercised options to purchase shares of our common stock, awards of our common stock that have not yet vested and equity incentive plan awards for each of our named executive officers as of December 31, 2006.

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(A)		Exercise Price	Expiration Date
David St.Clair	50,000	0		$0.550	4/25/2007
	62,500	62,500		$0.550	10/26/2009
	21,875	65,625		$0.550	5/3/2010
	0	125,000		$22.000	7/18/2016
	35,000	0		$2.260	12/12/2007
	169,375	253,125
John H. Capobianco	600,000	0		$0.500	9/4/2012
	130,000	0		$0.500	4/27/2014
	21,875	65,625		$0.500	5/3/2015
	3,500	0		$2.260	5/1/2008
	0	125,000		$22.000	4/26/2016
	755,375	190,625
Carl E. Smith	40,000	0		$0.500	12/14/2011
	37,500	12,500		$0.500	4/25/2013
	15,000	15,000		$0.500	8/5/2014
	33,750	46,250	(B)	$0.500	8/23/2015
	4,500	0		$2.260	5/1/2008
	130,750	73,750
Danielle Russella Bantivoglio	25,000	0		$0.500	12/12/2012
	0	12,500		$22.000	4/26/2016
	25,000	12,500
Henry A. DePhillips, III, M.D.	37,500	37,500		$0.500	4/27/2014
	7,812	42,188		$0.500	8/23/2015
	45,312	79,688

(A)       All options listed above vest at a rate of 25% per year over the first four years of the option term except as set forth in note B below.

(B)        This grant was for 80,000 options, 16,875 of which were fully vested on the date of grant (August 23, 2005) and an additional 16,875 that vested on August 23, 2006. Of the 46,250 options that are unexercisable as of December 31, 2006 related to this option grant, 16,875 options will vest and become exercisable on August 23, 2007, and 29,375 options will vest and become exercisable on August 23, 2008.

Option Exercises and Stock Vested

Our named executive officers did not exercise any stock options, stock appreciation rights and similar instruments, or have any vesting of stock, including restricted stock, restricted stock units and similar instruments for the year ended December 31, 2006.

Potential Payments Upon Termination or Change-In-Control

Employment Agreement with David St.Clair

We entered into an employment agreement with David St.Clair, our Chairman and Chief Executive Officer, on January 1, 2003, which was amended on July 18, 2006. This agreement and amendment were filed as Exhibits 10.4(i) and 10.4(ii), respectively, to our registration statement filed on August 11, 2006. The agreement is for a term of three years and thereafter the agreement automatically extends for successive one year periods absent notice of non-renewal from either party.

The terms of the agreement permit us to terminate Mr. St.Clair with or without “cause” and Mr. St.Clair may resign at any time. If Mr. St.Clair’s employment with us is terminated due to his death or disability, he or his estate will be entitled to receive his base salary accrued through the date of termination, any annual bonus earned but not yet paid with respect to a calendar year ending prior to the date of the termination and any life or disability benefits payable under our employee benefit plans. Mr. St.Clair did not earn a bonus for 2006. In addition, the retirement, disability and life insurance plans available to Mr. St.Clair are generally available to all of our employees.

If we terminate Mr. St.Clair without “cause,” we will pay Mr. St.Clair:

•       his base salary accrued through the date of termination;

•       any annual bonus earned but not yet paid with respect to a calendar year ending prior to the date of the termination; and

•       an aggregate amount equal to his annual base salary at the time of termination, which equaled $315,000 as of December 31, 2006, paid over the following 12 months.

If Mr. St.Clair’s employment with us terminates within 18 months after a “change in control” as a result of an “involuntary termination” or a termination by us without “cause” we will pay Mr. St.Clair:

•       his base salary accrued through the date of termination;

•       any annual bonus earned but not yet paid with respect to a calendar year ending prior to the date of the termination;

•       waiver of all applicable premiums to be paid for statutory post-employment healthcare insurance for a period of 12 months, the value of which is estimated to be $12,522 as of December 31, 2006; and

•       a lump sum equal to 1.5 multiplied by the greater of (i) his base salary at the time of such termination or (ii) his base salary at the time of the “change in control,” which multiplication, as of December 31, 2006, results in an amount equal to $472,500.

In addition, in such case, all of Mr. St.Clair’s stock options will become exercisable and all forfeiture conditions on Mr. St.Clair’s restricted stock will lapse. As of December 31, 2006, the difference between the exercise price and closing common stock price of Mr. St.Clair’s options subject to acceleration amounted to $1,210,781. Please note however, that because the value realized upon the exercise of an option depends on the value of our common stock on the exercise date, the foregoing number only reflects the difference between the exercise price and closing common stock price at December 31, 2006 and may or may not ultimately reflect the value ultimately realized by Mr. St.Clair.

Under the agreement, all payments to Mr. St.Clair are subject to reduction to the extent that the reduction would avoid the imposition of certain “golden parachute” excise taxes and thereby increase his net after-tax proceeds.

The payment of any severance benefits under the agreement is conditioned upon the execution by Mr. St.Clair of a release. In addition, Mr. St.Clair is subject to confidentiality and proprietary information covenants and two-year non-competition and non solicitation covenants following termination of employment.

For purposes of the agreement, “cause” means any of: (i) commission of a felony or an act of fraud, theft, embezzlement or other gross misconduct; (ii) misuse, misappropriation or disclosure of any of our confidential information, directly or indirectly, or use of it in any way, except as required or permitted in the course of Mr. St.Clair’s employment; (iii) willful or reckless conduct which endangers the safety of other persons or property during the course of his employment or while on premises leased or owned by us; (iv) conviction of alcohol abuse or the use of illegal drugs; (v) material breach by Mr. St.Clair of the employment agreement or of any duty owed to us or our shareholders, which breach is not cured within ten (10) days following delivery to Mr. St.Clair of written notice identifying the actions, omissions or occurrences constituting such breach; or (vi) material refusal by Mr. St.Clair to perform his duties under the agreement, which refusal is not cured within 30 days following delivery to Mr. St.Clair of written notice identifying the actions, omissions or occurrences constituting such failure or refusal.

For purposes of the agreement, “involuntary termination” means any of: (i) the assignment to Mr. St.Clair of duties or responsibilities materially inconsistent with his status as our Chief Executive Officer; (ii) a material, adverse change in Mr. St.Clair’s title or authority; (iii) a material reduction in Mr. St.Clair’s base salary; or (iv) the relocation of Mr. St.Clair to a facility or a location more than 50 miles from Mr. St.Clair’s then present worksite, without Mr. St.Clair’s express written consent.

In addition, for purposes of this agreement, “change in control” means any of: (i) any person becoming the “beneficial owner,” directly or indirectly, of our securities representing fifty percent (50%) or more of the total voting power represented by our then outstanding voting securities; (ii) our consummation of a merger or consolidation with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by our voting securities or such surviving entity outstanding immediately after such transaction; (iii) our liquidation; or (iv) our sale or disposition of all or substantially all of our assets.

Employment Agreement with John H. Capobianco

We entered into an employment agreement with John H. Capobianco, our President, Chief Operating Officer and a member of our board of directors on September 4, 2002, which was amended on July 18, 2006. This agreement and amendment were filed as Exhibits 10.5(i) and 10.5(ii), respectively, to our registration statement filed on August 11, 2006. The agreement is for a term of two years and thereafter the agreement automatically extends for successive one year periods absent notice of non-renewal from either party.

The terms of the agreement permit us to terminate Mr. Capobianco with or without “cause” and Mr. Capobianco may resign at any time. If Mr. Capobianco’s employment with us is terminated due to his death or disability, he or his estate will be entitled to receive his base salary accrued through the date of termination, any bonuses earned but not yet paid with respect to any period ending prior to the date of the termination and any life or disability benefits payable under our employee benefit plans. In addition, in that case Mr. Capobianco or his estate may retain any revenue bonus advances previously paid, whether or not earned. The retirement, disability and life insurance plans available to Mr. Capobianco are generally available to all of our employees.

If we terminate Mr. Capobianco without “cause,” we will pay Mr. Capobianco:

•       his base salary accrued through the date of termination;

•       any bonuses earned but not yet paid with respect to any period ending prior to the date of the termination; and

•       an aggregate amount equal to one-half his annual base salary at the time of termination, which aggregate amount was equal to $137,813 as of December 31, 2006, paid over the following six months.

If Mr. Capobianco’s employment with us terminates within 18 months after a “change in control” as a result of an “involuntary termination” or a termination by us without “cause” we will pay Mr. Capobianco:

•       his base salary accrued through the date of termination;

•       any bonuses earned but not yet paid with respect to a calendar year ending prior to the date of the termination;

•       waiver of all applicable premiums to be paid for statutory post-employment healthcare insurance for a period of six months, the value of which is estimated to be $6,261 as of December 31, 2006; and

•       a lump sum equal to the greater of (i) his base salary at the time of such termination or (ii) his base salary at the time of the “change in control”, which equaled $275,625 as of December 31, 2006.

In addition, in such case, all of Mr. Capobianco’s stock options will become exercisable and all forfeiture conditions on Mr. Capobianco’s restricted stock will fully lapse. As of December 31, 2006, the difference between the exercise price and closing common stock price of Mr. Capobianco’s options subject to acceleration amounted to $623,437.50. Please note however, that because the value realized upon the exercise of an option depends on the value of our common stock on the exercise date, the foregoing number only reflects the difference between the exercise price and closing common stock price at December 31, 2006 and may or may not ultimately reflect the value ultimately realized by Mr. Capobianco.

Under the agreement, all payments to Mr. Capobianco are subject to reduction to the extent that the reduction would avoid the imposition of certain “golden parachute” excise taxes and thereby increase his net after-tax proceeds.

The payment of any severance benefits is conditioned upon the execution by Mr. Capobianco of a release. In addition, Mr. Capobianco is subject to confidentiality and proprietary information covenants and two-year non-competition and non-solicitation covenants following termination of employment.

For purposes of the agreement, “involuntary termination” means any of: (i) the assignment to Mr. Capobianco of duties or the significant reduction of Mr. Capobianco’s authority that are, in either case, materially inconsistent with his status as our President and Chief Operating Officer; (ii) the removal of Mr. Capobianco from such position for a reason other than for “cause” or misconduct; (iii) a material reduction in Mr. Capobianco’s base salary or annual bonus opportunities without his express written consent; or (iv) the relocation of Mr. Capobianco to a facility or a location more than 50 miles from Mr. Capobianco’s then present worksite, without Mr. Capobianco’s express written consent. In addition, for purposes of this agreement, the definitions “change in control” and “cause” are substantially identical to the definitions of those terms in Mr. St.Clair’s employment agreement, as described above.

Unvested Options Held by Henry DePhillips, Danielle Russella Bantivoglio and Carl Smith

Dr.   DePhillips, Mr. Smith and Ms. Bantivoglio have been issued options to purchase our common stock under our Amended and Restated Stock Option Plan, some of which have not yet vested. In the event of a change in control, which is defined in the grant documents under the Amended and Restated Stock Option Plan as an agreement for the sale of all or substantially all of our assets or the sale of more than 50% of the outstanding shares of our common stock, all unvested options issued under the plan shall become immediately exercisable.

As of December 31, 2006, the aggregate difference between the exercise price and closing common stock price of Dr. DePhillips’s options subject to acceleration was $757,036. Please note that because the value realized upon the exercise of an option depends on the value of our common stock on the exercise date, the foregoing number only reflects the difference between the exercise price and closing common stock price at December 31, 2006 and may or may not ultimately reflect the value ultimately realized by Dr. DePhillips.

As of December 31, 2006, the aggregate difference between the exercise price and closing common stock price of Mr. Smith’s options subject to acceleration was $700,625. Please note that because the value realized upon the exercise of an option depends on the value of our common stock on the exercise date, the foregoing number only reflects the difference between the exercise price and closing common stock price at December 31, 2006 and may or may not ultimately reflect the value ultimately realized by Mr. Smith.

As of December 31, 2006, the exercise price of all of Ms. Bantivoglio’s options subject to acceleration was greater than the fair market value of a share of our common stock and as such, Ms. Bantivoglio would not realize any value upon the exercise of such options as of such time. Please note that because any value realized upon the exercise of an option depends on the value of our common stock on the exercise date, the foregoing may or may not ultimately reflect the value ultimately realized by Ms. Bantivoglio.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on the review and discussion, our Compensation Committee recommended to our full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and thereby incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2006. The Board of Directors accepted the Compensation Committee’s recommendation. This report is made by the undersigned members of the Compensation Committee.

Mr. Thomas R. Morse, Chairman
Ms. Elizabeth A. Dow

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee of the board of directors has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2006 with our management; has discussed with Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; and has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 and has discussed with Grant Thornton LLP their independence. Based on the review and discussions, our Audit Committee recommended to our full Board of Directors that the 2006 audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2006. The Board of Directors accepted the Audit Committee’s recommendation. This report is made by the undersigned members of the Audit Committee.

Timothy W. Wallace, Chairman
Paul E. Blondin
Thomas R. Morse

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation agreements and other arrangements which are described in the “Executive Compensation” section of this proxy statement and the transactions described below, in the last fiscal year, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

We believe that all of the transactions set forth below are on terms no less favorable to us than we could have obtained from unaffiliated third-parties.

Related Party Transaction Policy

Our board of directors has adopted a written related party transaction policy, which provides that certain transactions must be approved by (i) our audit committee, or (ii) the disinterested members of our board of directors, and (iii) to the extent such transaction involves compensation, our compensation committee. Those transactions that require approval include transactions to which any of the following persons or entities is a party: (i) any executive officer or vice president or board member or board nominee or any immediate family member or affiliate of any of the foregoing, (ii) any five percent or more shareholder, or (iii) any entity in which any of the foregoing has a one percent or more ownership interest. Types of transactions excluded by the policy include transactions generally available to all of our employees and transactions involving solely matters of executive compensation, which transactions need only to be approved by our compensation committee.

Transactions subject to review under this policy may proceed if they are approved by the disinterested members of our board of directors or if our audit committee finds that the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, and, to they extent they involve compensation, if they are approved by our compensation committee.

Second Amended and Restated Registration Rights Agreement

Pursuant to the provisions of the Second Amended and Restated Registration Rights Agreement dated as of September 25, 2001 by and among MEDecision, Inc. and the holders party thereto, the holders, who collectively beneficially own 51.525% of our common stock, are entitled to certain registration rights with respect to the registration of those shares under the Securities Act. The holders who are entitled to such rights include Carl E. Smith, our Executive Vice President and Chief Financial Officer, funds affiliated with Grotech Capital Group V, LLC and funds affiliated with Liberty Ventures, each of which is an affiliate of the company by virtue of their beneficial ownership of our common stock or their affiliation with a member of our board of directors.

Option Grants Under Our Amended and Restated Stock Option Plan

On April 26, 2006, we issued to Danielle Russella Bantivoglio, our Executive Vice President, Client Solutions, options to purchase 12,500 shares of our common stock at an exercise price per underlying share of $22.00 pursuant to our Amended and Restated Stock Option Plan. These options were cancelled as of March 31, 2007 because Ms. Bantivoglio’s employment with the company terminated on such date.

On April 26, 2006, we issued to John H. Capobianco, our President and Chief Operating Officer, options to purchase 125,000 shares of our common stock at an exercise price per underlying share of $22.00 pursuant to our Amended and Restated Stock Option Plan.

On April 26, 2006, we issued to Ronald D. Nall, our Executive Vice President and Chief Information Officer, options to purchase 150,000 shares of our common stock at an exercise price per underlying share of $22.00 pursuant to our Amended and Restated Stock Option Plan.

On July 18, 2006, we issued to David St.Clair, our Chairman and Chief Executive Officer, options to purchase 125,000 shares of our common stock at an exercise price per underlying share of $22.00 pursuant to our Amended and Restated Stock Option Plan.

Conversion Agreements

We entered into conversion agreements with certain of the holders of our outstanding Series B and Series C preferred stock. Seven of these holders, Carl E. Smith, David St.Clair, Grotech Partners V, L.P. (affiliated with Grotech Capital Group V, LLC), Grotech V Maryland Fund, L.P. (affiliated with Grotech Capital Group V, LLC), Liberty Ventures I, L.P. (affiliated with Liberty Ventures), Liberty Ventures II, L.P. (affiliated with Liberty Ventures) and Stockwell Fund, L.P. are our affiliates by virtue of their positions with the company, membership on our board of directors and/or the beneficial ownership of our common stock and their affiliation with a member of our board of directors.

Under the terms of each conversion agreement, each holder was entitled to elect prior to July 12, 2006 to convert up to 31.5% of such holder’s outstanding shares of Series B preferred stock and Series C preferred stock into shares of our common stock. As part of this conversion, the accrued but unpaid dividends on the converted shares were taken into account in calculating the number of shares of common stock issuable upon conversion of the shares of Series B and Series C preferred stock. The provisions of the conversion agreements became effective upon the filing of our Registration Statement on Form S-1 with the SEC on August 11, 2006.

Under such arrangements:

•       Carl E. Smith, our Executive Vice President, Chief Financial Officer and Secretary, converted 19,726 shares of Series C preferred stock into 14,033 shares of our common stock, which included 4,170 shares of our common stock on account of accrued dividends;

•       David St.Clair, our Chairman and Chief Executive Officer, converted 19,978 shares and 68,502 shares of Series B and Series C preferred stock, respectively, into 19,564 shares and 48,281 shares of our common stock, which included 6,964 shares and 14,030 shares of our common stock, respectively, on account of accrued dividends;

•       Grotech Partners V, L.P., a beneficial owner of five-percent or more of our common stock with its affiliate, Grotech V Maryland Fund, L.P., converted 655,306 shares and 850,332 shares of Series B and Series C preferred stock, respectively, into 641,720 shares and 628,661 shares of our common stock, which included 228,440 shares and 203,495 shares of our common stock, respectively, on account of accrued dividends;

•       Grotech V Maryland Fund, L.P. a beneficial owner of five-percent or more of our common stock with its affiliate, Grotech Partners V, L.P.,  converted 10,655 shares and 13,825 shares of Series B and Series C preferred stock, respectively, into 10,434 shares and 10,221 shares of our common stock, which included 3,714 shares and 3,308 shares of our common stock, respectively, on account of accrued dividends;

•       Liberty Ventures I, L.P., a beneficial owner of five-percent or more of our common stock with its affiliates, Liberty Ventures II, L.P and Commonwealth Venture Partners II, L.P., converted 79,915 shares and 66,117 shares of Series B and Series C preferred stock, respectively, into 78,258 shares and 48,881 shares of our common stock, which included 27,858 shares and 15,822 shares of our common stock, respectively, on account of accrued dividends;

•       Liberty Ventures II, L.P., a beneficial owner of five-percent or more of our common stock with its affiliates, Liberty Ventures I, L.P and Commonwealth Venture Partners II, L.P., converted 86,574 shares and 71,644 shares of Series B and Series C preferred stock, respectively, into 84,779 shares and 52,967 shares of our common stock, which included 30,179 shares and 17,145 shares of our common stock, respectively, on account of accrued dividends; and

•       Stockwell Fund, L.P., a beneficial owner of five-percent or more of our common stock, converted 173,150 shares and 143,288 shares of Series B and Series C preferred stock, respectively, into 169,560 shares and 105,934 shares of our common stock, which included 60,360 shares and 34,290 shares of our common stock, respectively, on account of accrued dividends.

Warrant Amendments

On September 15, 2006, we entered into amendments with the holders of warrants to purchase 187,500 shares of our common stock which would otherwise expire on or prior to October 31, 2006. Two of those holders, David St.Clair and Liberty Ventures I, L.P. (affiliated with Liberty Ventures Partners) are our affiliates by virtue of their positions with the company, membership on our board of directors and/or the beneficial ownership of our common stock and their affiliation with a member of our board of directors. Under the terms of each amendment, the expiration date of each such warrant was extended until the earlier of December 31, 2006 or the closing of a qualified public offering of our common stock. All such warrants held by Mr. St.Clair and Liberty Ventures I, L.P. were exercised in December 2006, prior to the closing of our initial public offering.

Indemnification Agreements and Directors and Officers Liability Insurance

Our second amended and restated bylaws limit the personal liability of our directors to us or our shareholders for monetary damages for breaches of fiduciary duty as a director to the fullest extent permitted by the Pennsylvania Business Corporation Law of 1988. In addition, we maintain directors and officers liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts, including liabilities with respect to the Securities Act. We also have entered into indemnification agreements to indemnify our directors and executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and any persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that with respect to the fiscal year ended December 31, 2006, all the Reporting Persons complied with all applicable filing requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year 2006. Representatives of Grant Thornton will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions from shareholders.

In deciding to engage Grant Thornton, our audit committee noted that there were no auditor independence issues raised with Grant Thornton. Additionally, we have been advised by Grant Thornton that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries.

Our audit committee reviews audit and non-audit services performed by Grant Thornton, as well as the fees charged by Grant Thornton for such services. In its review of non-audit service fees, the audit committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the audit committee and its activities with Grant Thornton can be found in the following sections of this proxy statement: “Board Committees:  Audit Committee,” at page 12 and “Report of the Audit Committee of the Board of Directors” at page 31.

On March 14, 2006, upon the authorization of our board of directors acting on the recommendation of the audit committee of the board of directors, we selected Grant Thornton as our independent registered public accounting firm. We did not consult with Grant Thornton on any financial or accounting reporting matters before its appointment. KPMG LLP (“KPMG”) was previously the principal accountants for the company.

Also on March 14, 2006, upon the authorization of our board of directors acting on the recommendation of our audit committee, we dismissed KPMG as our independent registered public accounting firm. The audit report of KPMG on our consolidated financial statements as of and for the year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report contained a separate paragraph stated as follows: “We also audited the adjustments described in Note 3 to the accompanying consolidated financial statements that were applied to restate the 2003 financial statements. The consolidated financial statements of the company as of December 31, 2003 were audited by other auditors whose report thereon dated February 25, 2004, expressed an unqualified opinion on those statements, before the restatement described in Note 3 to the consolidated financial statements.”

In connection with the audit of the year ended December 31, 2004, and the subsequent interim period through March 14, 2006, there were (i) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with its report to the subject matter of the disagreements, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K, except that KPMG reported orally to and discussed with our audit committee on December 16, 2005 that during its audit of the consolidated financial statements as of and for the year ended December 31, 2004, it noted material weaknesses in internal controls related to accounting for revenue recognition, accounting for the accretion of costs and dividends related to preferred stock and accounting for income taxes, as more specifically described below. We have authorized KPMG to respond fully to any inquiries by our successor independent registered accounting firm, Grant Thornton, regarding these material weaknesses.

On May 27, 2005, upon the authorization of our board of directors, acting on the recommendation of our audit committee, we dismissed Goldenberg Rosenthal, LLP and engaged KPMG as our independent registered public accounting firm. We did not consult with KPMG on any financial or accounting reporting matters before its appointment.

In connection with the audit of the year ended December 31, 2003 and the subsequent interim period through May 27, 2005, there were no disagreements with Goldenberg Rosenthal on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Goldenberg Rosenthal, would have caused them to make reference thereto in their report on our financial statements for such years. The audit report of Goldenberg Rosenthal on our consolidated financial statements as of and for the year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

Pre-Approval Policy and Procedures

All services provided by Grant Thornton were pre-approved by our audit committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Our audit committee has adopted a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our audit committee has pre-approved the provision by the independent registered public accounting firm of services that fall within specified categories (such as statutory audits or financial audit work for subsidiaries, services associated with SEC registration statements and consultations by management as to accounting interpretations) but only up to specified dollar amounts. Any services that exceed the pre-approved dollar limits, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the audit committee. If our audit committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to our audit committee at its next meeting.

Independent Public Accountants’ Fees

The following table sets forth approximate aggregate fees billed to us for 2006 and 2005 by our independent public accountants:

Fees	2006		2005
Audit Fees(1)	$1,763,893	(4)	$81,765
Audit-Related Fees(2)	—		—
Tax Fees(3)	—		$32,000	(5)
All Other Fees	—		—
Total Fees	$1,763,893		$113,765

(1)          Audit fees include fees for the audit of consolidated financial statements and fees for services that are normally provided by an independent auditor in connection with statutory and regulatory filings.

(2)          Audit related fees include fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements. We did not incur any costs for audit related fees in 2006 or 2005.

(3)          Tax fees consisted of fees for services related to tax compliance and reporting and tax consulting.

(4)          Fees were billed by Grant Thornton, our independent public accountants since March 14, 2006, and consisted principally of services in connection with our initial public offering.

(5)          Fees were billed by KPMG, our independent public accountants from May 27, 2005 until March 14, 2006.

Shareholder Proposals for the 2008 Annual Meeting of Shareholders

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2008 annual meeting of shareholders must be received by us no later than December 20, 2007, and must comply with the requirements of the proxy rules promulgated by the SEC.

In accordance with our current Bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2008 annual meeting of shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws not prior to February 23, 2008, nor later than March 25, 2008. Shareholder proposals should be addressed to our Secretary, MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, 19087.

Other Business

Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

2006 Annual Report

Copies of our Annual Report on Form 10-K for the year ended December 31, 2006 are being furnished with this proxy statement to shareholders of record as of the record date for the annual meeting, including the consolidated financial statements and footnotes, a financial schedule and a list of exhibits, as filed with the SEC. Our Annual Report on Form 10-K is also available on our website at http://investorrelations.medecision.com/sec.cfm.

APPENDIX A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER OF THE
AUDIT COMMITTEE OF
MEDECISION, INC.

This Amended and Restated Audit Committee Charter (the “Charter”) was adopted by the Board of Directors (the “Board”) of MEDecision, Inc. (the “Company”) on July 26, 2006 and amends and restates in its entirety the Audit Committee Charter adopted by the Board on October 26, 2005.

I.                   Purpose

1.     The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company on behalf of the Board and to report the results of its activities to the Board.

2.     In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law and consistent with this Charter, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

3.     Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function (if any), internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate or that they were prepared in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and the integrity of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”), if any, and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

4.     Further, auditing literature, particularly Statement of Accounting Standards No. 100, discusses the objectives of a “review,” including a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.              Membership

1.     The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual shareholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.” To the extent such requirements are applicable, each Committee member shall satisfy the independence requirements of the Nasdaq National Market (“Nasdaq”), as the case may be, and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual shareholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

2.     The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III.         Meetings and Procedures

1.     The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

2.     The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor, if any, and with the independent auditor.

3.     Except as provided below, all non-management members of the Board that are not members of the Committee may attend meetings of the Committee, but may not vote. The Committee may, in its discretion, invite other directors of the Company, members of the Company’s management, representatives of the independent auditor, the internal auditor, if any, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be desirable and appropriate to attend and observe meetings of the Committee. Such persons shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may exclude from its meetings any person it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

4.     The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee also may utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

5.     The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.           Powers and Responsibilities

Interaction with the Independent Auditor

1.     Appointment and Oversight.   The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2.     Pre-Approval of Services.   Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3.     Independence of Independent Auditor.   The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

a.           The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with such issues.

b.           The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

c.           The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

d.           The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4.     Meetings with Management, the Independent Auditor and the Internal Auditor.

a.           The Committee shall meet with management, the independent auditor and the internal auditor, if any, in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

b.           The Committee shall review and discuss with management and the independent auditor: (A) accounting principles and financial statement presentations, including any changes in the Company’s selection or application of accounting principles, significant estimates and accruals, the reasonableness of significant judgments, and issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies and (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements.

c.           The Committee shall review and discuss with management and the independent auditor any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities of which the Committee is made aware that do not appear on the financial statements of the Company and that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues and expenses.

d.           The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5.     Separate Meetings with the Independent Auditor.

a.           The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including special audit risks, materiality and any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

b.           The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

c.           The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6.     Recommendation to Include Financial Statements in Annual Report.   If applicable, the Committee shall, based on the review and discussions in paragraphs 4(iv) and 5 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7.     Meetings with Management and the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management, the independent auditor and the internal auditor, if any, including, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8.     Appointment. The Committee shall appoint an internal auditor if and when it deems it appropriate to do so and shall thereafter review the appointment and replacement of the internal auditor.

9.     Separate Meetings with the Internal Auditor. The Committee shall meet periodically in executive session with the Company’s internal auditor, if any, to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor, if any, any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

10.   The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP financial information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

11.   The Committee shall review all related-party transactions on an ongoing basis and all such transactions must be approved by the Committee.

12.   The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13.   The Committee shall discuss with the Company’s internal counsel, if any, or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

14.   The Committee shall request assurances from management, the independent auditor and the Company’s internal auditor, if any, that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated-party transactions.

15.   The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant risk exposures and the actions management has taken to limit, monitor or control such exposures.

16.   The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

17.   The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee also shall establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters. Among other things, the Committee will cause the Company to implement, maintain and monitor an ethics helpline that is designed to receive anonymous reports of any known or suspected violations of the Company’s Code of Business Conduct and Ethics or any applicable laws and regulations. The Committee will investigate any reports received through the ethics helpline and report to the Board periodically with respect to the information received through the ethics helpline and any related investigations.

18.   The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements, if applicable.

19.   The Committee shall prepare minutes of its meetings and provide such minutes to the Board. In addition, the Committee, through its Chair, shall report periodically to, and review with, the Board any issues that the Committee determines are necessary or advisable to report to the Board, such as any issues with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor and the performance of the Company’s internal audit function.

20.   The Committee shall periodically consider and discuss with management and the independent auditor the Company’s Code of Business Conduct and Ethics and the procedures in place to enforce the Code of Business Conduct and Ethics. The Committee shall also consider and discuss and, as appropriate, grant requested waivers from the Code of Ethics brought to the attention of the Committee, though the Committee may defer any decision with respect to any waiver to the Board.

21.   The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

22.   The Committee shall periodically review and reassess this Charter and submit any recommended changes to the Board for its consideration.

23.   As it deems necessary, the Committee shall review the results of an annual independent audit of the Company’s employee benefit plans, which may be, but need not be, conducted by the Company’s independent auditor.

24.   As it deems necessary, the Committee shall review with management and the Company’s tax advisors the status of tax returns, including open years and potential disputes, and it shall review with the independent auditors the adequacy of tax reserves included in the Company’s consolidated financial statements.

25.   As it deems necessary, the Committee shall review compliance with all applicable Securities and Exchange Commission rules and regulations and the rules and regulations of Nasdaq.

V.                Limitations on Scope

The Committee members shall serve on the Committee subject to the understanding on their part and the part of the Company’s management, the independent auditors and the internal auditors that:

1.     The Committee members are not employees or officers of the Company and are not directly involved in the Company’s daily operations, and they will not serve as members of the Committee on a full-time basis.

2.     The Committee members expect the Company’s management, the independent auditors and the internal auditors, if any, to provide the Committee with prompt and accurate information, so that the Committee can discharge its duties properly.

3.     To the extent permitted by law, the Committee shall be entitled to rely on the information and opinions of the persons and entities noted above in carrying out its responsibilities.

4.     The Committee members, in adopting this Charter and agreeing to serve on the Committee, do so in reliance on, among other things, the indemnification agreements between the Company and each member and the provisions of the Company’s articles of incorporation which (a) together with the bylaws, provide indemnification for their benefit, and (b) to the fullest extent provided by law, provide that no director shall be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director.

MEDECISION, INC.

Admission Ticket

MEDecision, Inc. 2007 Annual Meeting of Shareholders

Thursday, May 24, 2007
10:00 a.m. (Local Time)

601 LEE ROAD
CHESTERBROOK CORPORATE CENTER
WAYNE, PENNSYLVANIA 19087

MEDECISION, INC.
ANNUAL MEETING OF SHAREHOLDERS — MAY 24, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEDECISION, INC.

The undersigned, revoking all previous proxies, hereby appoints David St.Clair, John H. Capobianco and Carl E. Smith, and each of them acting individually, with full power of substitution, as the proxy of the undersigned to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares of Common Stock of MEDecision, Inc., a Pennsylvania corporation (the “Company”), that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. (local time) on May 24, 2007, at MEDecision’s offices located at 601 Lee Road, Chesterbrook Corporate Center, Wayne Pennsylvania 19087 and at any adjournment or postponement thereof.

The Board of Directors of MEDecision, Inc. recommends a vote FOR the following actions set forth below:

1.	Election of Class I Directors

	01.	☐ FOR Election of Thomas R. Morse as a Class I	☐	WITHHOLD authority
Director to Serve through the 2010 Annual Meeting
of Shareholders

	02.	☐ FOR Election of Timothy W. Wallace as a Class I	☐	WITHHOLD authority
Director to Serve through the 2010 Annual Meeting
of Shareholders

2.      In their discretion to act on any other matter or matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2007 ANNUAL MEETING OF SHAREHOLDERS, THE 2007 PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 ON FORM 10-K PRIOR TO THE EXECUTION OF THIS PROXY.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Dated:	, 2007

Signature

Signature (if held jointly)

NOTE:   PLEASE SIGN THIS PROXY EXACTLY AS YOUR
NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN
SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINIS-
TRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR
TITLE AS SUCH, AND IF SIGNER IS A CORPORATION,
PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY
AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE
CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE
NAME OF TWO (2) OR MORE PERSONS, ALL SUCH
PERSONS SHOULD SIGN.

PLEASE INDICATE WHETHER YOU WILL ATTEND THE ANNUAL MEETING.

I do plan ☐ do not plan ☐ to attend the Annual Meeting.

If you are a SHAREHOLDER OF RECORD and do not plan to attend the annual meeting and do not wish to vote by proxy, then please vote according to the telephone or Internet instructions on the back side of this proxy card.

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY INTERNET:
Log-on to www.votestock.com
Enter your control number printed below
Vote your proxy by checking the appropriate boxes
Click on “Accept Vote”

OR

2.

VOTE BY TELEPHONE:   After you call the phone number below, you will be
asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at
1-866-626-4508 on a touch-tone telephone

OR

3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Telephone and
Internet voting is available through 11:59 p.m., Eastern Daylight Time, on May 23, 2007.
Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.